UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 15, 2019

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

726 Bell Avenue, Suite 301, Carnegie PA (Address of principal executive offices)		15106
		(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

(b)    On February 15, 2019, Ernest G. Siddons, Leonard M. Carroll and Laurence E. Paul informed Ampco-Pittsburgh Corporation (the “Company”) that they will not stand for re-election to the Company’s Board of Directors (the “Board”) when their terms expire at the Company’s 2019 annual meeting of shareholders. Each of the directors will serve out his current term. To the Company’s knowledge, these directors’ decisions not to stand for re-election are not related to a disagreement with, or any matter relating to the operations, policies or practices of, the Company.    Mr. Siddons, age 85, has served on the Board since 1981. Mr. Carroll, age 76, has served on the Board since 1996. Mr. Paul, age 54, has served on the Board since 1998.

The Nominating and Corporate Governance Committee of the Board has undertaken a search to identify one or more qualified, independent directors to join the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

Date: February 19, 2019	By:	/s/ Maria Trainor
	Name:	Maria Trainor
	Title:	Vice President, General Counsel and Secretary